UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 24, 2022

ENCORE WIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		000-20278	75-2274963
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
1329 Millwood Road
McKinney,	Texas		75069
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (972) 562-9473

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	WIRE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of August 24, 2022, the Board of Directors (the “Board”) of Encore Wire Corporation, a Delaware corporation (the “Company”), acted unanimously to appoint W. Kelvin Walker as a director of the Company to fill in the vacancy on the Board created by Mr. Fisher’s resignation. Mr. Walker shall serve an initial term expiring at the Company’s 2023 Annual Meeting of Stockholders, or until his successor is duly elected and qualified unless sooner displaced. The Board has appointed Mr. Walker to serve on the Audit Committee, the Nominating and Corporate Governance Committee, the Sustainability Committee and the Compensation Committee. There is no arrangement or understanding between Mr. Walker and other persons pursuant to which he was selected as a director. There are no family relationships between Mr. Walker and any director or executive officer of the Company and there are no relationships between Mr. Walker and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.
Mr. Walker will be eligible to participate in the Company’s 2020 Long Term Incentive Plan (the “LTIP”) whereby directors are issued equity incentive compensation awards. The LTIP permits the granting of 1,000,000 securities in the form of options to purchase shares of common stock, stock appreciation rights, restricted common stock, restricted stock units, unrestricted common stock, dividend equivalents, cash awards, or performance awards to non-employee directors, officers and employees of the Company. Unless terminated sooner, the LTIP will remain in effect until May 5, 2030. The foregoing description of the LTIP is qualified in its entirety by reference to the LTIP, which is filed as Exhibit 10.1 to the Company Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2020. In addition, the Company will enter into its standard form of indemnification agreement (filed as Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009) and stock award agreement (filed as Exhibit 10.2 to the Company Current Report on Form 8-K, filed with the SEC on May 6, 2020) with Mr. Walker.
Mr. Walker has served since March 2019 as Chief Executive Officer of the Dallas Citizens Council, a non-profit organization made up of over 150 chief executive officers and other top business leaders in North Texas that focuses on advancing public policy issues impacting the Dallas area. Prior to joining the Dallas Citizens Council, Mr. Walker served as a Managing Director of RLJ Equity Partners LLC, a private equity fund, from July 2015 to March 2019. Prior to that, he was a Managing Partner of 21st Century Group, LLC, a private equity firm, from January 1999 to June 2015. Mr. Walker currently serves on the board of directors of Oncor Electric Delivery and Reflekt Me, as well as various non-profit organizations.
Item 7.01 Regulation FD Disclosure.
On August 24, 2022, the Company issued a press release announcing the appointment of W. Kelvin Walker to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Limitation on Incorporation by Reference:
In accordance with general instructions B.2 and B.6 of Form 8-K, the information disclosed in this report under Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended
Item 9.01 Financial Statements and Exhibits.
(i)Exhibits.

Exhibit Number	Description
99.1	Press release dated August 24, 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE WIRE CORPORATION

August 24, 2022	By:	/s/ BRET J. ECKERT
Bret J. Eckert, Vice President – Finance, Treasurer, Secretary and Chief Financial Officer